UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Clearside Biomedical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CLEARSIDE BIOMEDICAL

P.O. BOX 8016, CARY, NC 27512-9903

Clearside Biomedical, Inc.
Important Notice Regarding the Availability of Proxy Materials

Stockholders Meeting to be held on June 22, 2022
For Stockholders of record as of April 25, 2022

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/CLSD

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/CLSD

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before June 10, 2022.

To order paper materials, use one of the following methods.

INTERNET	TELEPHONE	* E-MAIL
www.investorelections.com/CLSD	(866) 648-8133	paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Clearside Biomedical, Inc.

Meeting Type: Annual Meeting of Stockholders
Date: Wednesday, June 22, 2022
Time: 8:00 AM, Local Time
Place: 900 North Point Parkway, Suite 200
Alpharetta, GA 30005

SEE REVERSE FOR FULL AGENDA

Clearside Biomedical, Inc. Annual Meeting of Stockholders PROPOSAL1. Election of Directors 1.01 George Lasezkay 1.02 Christy L. Shaffer 2. Approval on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the proxy statement. 3. Approval on an advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers.4. Ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2022.5. Approval of an amendment to the Company's Amended and Restated Certificate of the Incorporation to increase the authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 4 AND 5 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.